Van Kampen Trust For Investment Grade Municipals
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total      Purchase  Broker
             of      Purchase   Issued     d
             Purcha  d                     By Fund
             se
Tampa Bay    10/17/  1,000,00   238,230,0   0.42%    Smith
Wtr FL       01          0         00                Barney
Util.
System
Triborough   11/05/  1,500,00   1,125,720   0.13%    Bear
Bridge &     01          0        ,000               Stearns
Tunnel
Authority
Brazo River  11/07/  1,250,00   564,555,0   0.22%    Bear
TX Auth      01          0         00                Stearns
Pollution
Control
Salt River   11/26/  4,375,00   580,570,0   0.75%    Goldman
Project AZ   01          0         00                Sachs
Agri.
Dallas Fort  12/12/  4,000,00   650,000,0   0.62%    Smith
Worth        01          0         00                Barney
Internation
al Airport
Hillsboroug  01/15/  4,000,00   235,585,0  1.6979%   Paine
h County FL  02          0         00                Webber
School
Board
State of     02/27/  3,000,00   269,605,0  1.1127%   Salomon
Oregon       02          0         00                Smith
Refunding                                            Barney
COPs